Groupon Announces Fourth Quarter and Fiscal Year 2023 Results
Fourth Quarter results above the high-end of guidance

Positive Fourth Quarter operating cash flow of $55 million and Free Cash Flow of $51 million

Excluding Goods category, North America segment revenues down 3% compared to prior year

Improved financial performance and increased liquidity resolves going concern issue

•Fourth quarter revenue of $138 million; $515 million for full year
•Fourth quarter billings of $436 million; $1.6 billion for full year
•Fourth quarter net income of $28 million; net loss of $53 million for full year
•Fourth quarter adjusted EBITDA of $27 million; $55 million for full year

CHICAGO - March 15, 2024 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter and year ended December 31, 2023 and provided details on its recent operating progress. The Company filed its Form 10-K with the Securities and Exchange Commission and posted an updated presentation on its investor relations website (investor.groupon.com).
"I am pleased to report another quarter of progress. Significant improvement in our North America local and travel categories is a positive indicator that our transformation plan is working. In addition, our improved financial performance and increased liquidity resolves our going concern issue," said Dusan Senkypl, Interim CEO of Groupon. "I would like to thank our team for their tireless contributions as we come to the end of this phase of our transformation. At the same time, our mission to build Groupon into the ultimate destination for local experiences and services is just getting started."
Fourth Quarter 2023 Key Highlights
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $137.7 million in the fourth quarter 2023, down 7% (8% FX-neutral) compared with the prior year period. Local revenue was $123.6 million in the fourth quarter 2023, down 3% (4% FX-neutral) compared with the prior year.
•Gross profit was $122.3 million in the fourth quarter 2023, down 5% (7% FX-neutral) compared with the prior year period.
•Marketing expense was $34.5 million, or 28% of gross profit, in the fourth quarter of 2023, compared with $42.5 million, or 33% of gross profit, in the prior year.
•SG&A was $72.5 million in the fourth quarter 2023 compared with $111.8 million in the fourth quarter 2022. The decrease in SG&A was primarily due to lower payroll-related expenses.
•Net income was $28.5 million in the fourth quarter 2023 compared with a net loss of $54.2 million in the fourth quarter 2022.
•Adjusted EBITDA, a non-GAAP financial measure, was positive $26.9 million in the fourth quarter 2023, compared with negative $5.3 million in the fourth quarter 2022.

•Operating cash flow for the fourth quarter 2023 was $54.5 million, and free cash flow, a non-GAAP financial measure, was $51.1 million.
•Cash and cash equivalents as of December 31, 2023 were $141.6 million, including $42.8 million of outstanding borrowings under our revolving credit facility.
North America
•North America revenue was $99.9 million in the fourth quarter 2023, down 6% compared with the prior year, primarily driven by a decline in demand for our Goods categories. Excluding our Goods category, North America segment revenue was $95.1 million in the fourth quarter 2023, down 3% compared with the prior year.
•North America gross profit in the fourth quarter 2023 was $87.5 million, down 5% compared with the prior year.
•North America active customers were 10.3 million as of December 31, 2023, down 2% sequentially and down 9% compared with the balance as of December 31, 2022.

International
•International revenue was $37.8 million in the fourth quarter 2023, down 10% (15% FX-neutral) compared with the prior year, primarily attributable to a decline in our Goods category and an overall decrease in demand. International Local revenue was $32.0 million, down 3% (8% FX-neutral) compared with the prior year period.
•International gross profit was $34.8 million in the fourth quarter 2023, down 7% (12% FX-neutral) compared with the prior year period.
•International active customers were 6.2 million as of December 31, 2023, down 5% sequentially and down 17% compared with the balance as of December 31, 2022.

Full Year 2023 Key Highlights
Consolidated
•Revenue was $514.9 million in 2023, down 14% (14% FX-neutral) compared with $599.1 million in 2022.
•Gross profit was $450.7 million in 2023, down 14% (14% FX-neutral) compared with $522.8 million in 2022.
•Net loss was $52.9 million in 2023, compared with net loss of $234.4 million in 2022.
•Adjusted EBITDA was positive $55.5 million in 2023 compared with negative $15.1 million in 2022.
•Operating cash flow was negative $78.0 million for the full year 2023 and free cash flow was negative $97.3 million for the full year 2023.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.

Increased liquidity resolves going concern issue
Beginning in the fourth quarter 2022, we disclosed conditions and events, when considered in the aggregate, that raised substantial doubt about our ability to continue as a going concern.
Since then, we have taken the following actions to improve our liquidity:

•Our operating cash flow performance has improved for the year ended December 31, 2023 compared to December 31, 2022 and for three months ended December 31, 2023 compared to December 31, 2022.
•In the fourth quarter 2023, we received $18.9 million in proceeds from the sale of a portion of our non-controlling equity interest in SumUp.
•In January 2024, we closed a fully backstopped Rights Offering that was oversubscribed and raised $80.0 million.
•In February 2024, we prepaid $43.1 million and terminated our credit facility in advance of its maturity in May 2024.

Accordingly, management has concluded that there is no longer substantial doubt about our ability to continue as a going concern.

Conference Call
A conference call will be webcast Friday, March 15, 2024 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA, non-GAAP income (loss) from operations before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders, non-GAAP income (loss) per share, non-GAAP provision (benefit) for income taxes and free cash flow. These non-GAAP financial measures, which are presented on an operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Interest and other non-operating items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the years ended December 31, 2023 and 2022, special charges and credits included charges related to our 2020 and 2022 restructuring plans, and for the year ended December 31, 2022, special charges and credits also included impairments of goodwill and long-lived assets. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. These measures are intended to facilitate comparisons to our historical performance.
Adjusted EBITDA is a non-GAAP performance measure that we define as income (loss) from operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from operations.

Non-GAAP Selling, general and administrative is a non-GAAP measure that adjusts our selling, general and administrative to exclude the impact of depreciation and amortization and stock-based compensation.
Non-GAAP income (loss) before provision (benefit) for income taxes, non-GAAP net income (loss) attributable to common stockholders and non-GAAP income (loss) per diluted share are non-GAAP performance measures that adjust our net income attributable to common stockholders and earnings per share to exclude the impact of:
•stock-based compensation,
•amortization of acquired intangible assets,
•special charges and credits, including restructuring charges, goodwill and long-lived asset impairment charges and strategic advisor costs,
•non-cash interest expense on convertible senior notes, and
•non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative foreign currency translation adjustments into earnings as a result of business dispositions or country exits,
•non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings, and
•non-operating gains and losses from sales of minority investments.
We believe that excluding the above items from our measures of non-GAAP income before provision (benefit) for income taxes, non-GAAP net income attributable to common stockholders and non-GAAP income per diluted share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Non-GAAP provision (benefit) for income taxes reflects our current and deferred tax provision computed based on non-GAAP income before provision (benefit) for income taxes.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by operating activities less purchases of property and equipment and capitalized software from operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the merchant who will provide the related services. For these transactions, gross billings differs from revenue reported in our condensed consolidated statements of operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings on revenue transactions also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants. However, we are focused on achieving long-term gross profit and Adjusted EBITDA growth.
Active customers are unique user accounts that have made a purchase during the trailing twelve months ("TTM") either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces. We report units on a gross basis prior to the consideration of customer refunds and therefore units are not always a good proxy for gross billings.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate and geopolitical instability resulting from the conflicts in Ukraine and the Middle East; global economic uncertainty, including as a result of inflationary pressures; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; our ability to remediate our material weakness over internal control over financial reporting; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; our ability to continue as a going concern; risks related to our access to capital and outstanding indebtedness, including our 1.125% Convertible Senior Notes due 2026 ("the 2026 Notes"); our Common Stock, including volatility in our stock price; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2023 and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward looking statements.
About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.

Contacts:

Investor Relations
ir@groupon.com

Public Relations
Emma Coleman
press@groupon.com

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$141,563	$281,279
Accounts receivable, net	50,373	44,971
Prepaid expenses and other current assets	63,647	41,101
Total current assets	255,583	367,351
Property, equipment and software, net	30,530	56,731
Right-of-use assets - operating leases, net	2,197	12,127
Goodwill	178,685	178,685
Intangible assets, net	11,404	17,641
Investments	74,823	119,541
Deferred income taxes	11,639	13,550
Other non-current assets	6,095	27,491
Total assets	$570,956	$793,117
Liabilities and equity
Current liabilities:
Short-term borrowings	$42,776	$75,000
Accounts payable	15,016	59,568
Accrued merchant and supplier payables	209,423	225,420
Accrued expenses and other current liabilities	101,939	171,452
Total current liabilities	369,154	531,440
Convertible senior notes, net	226,470	224,923
Operating lease obligations	2,382	9,310
Other non-current liabilities	13,262	18,586
Total liabilities	611,268	784,259
Commitment and contingencies
Stockholders' equity
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 42,147,266 shares issued and 31,853,149 shares outstanding at December 31, 2023; 40,786,996 shares issued and 30,492,879 shares outstanding at December 31, 2022	4	4
Additional paid-in capital	2,337,565	2,322,672
Treasury stock, at cost, 10,294,117 shares at December 31, 2023 and December 31, 2022	(922,666)	(922,666)
Accumulated deficit	(1,449,887)	(1,394,477)
Accumulated other comprehensive income (loss)	(5,647)	2,942
Total Groupon, Inc. stockholders' equity	(40,631)	8,475
Noncontrolling interests	319	383
Total equity	(40,312)	8,858
Total liabilities and equity	$570,956	$793,117

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$137,716	$148,159	$514,910	$599,085
Cost of Revenue	15,406	19,030	64,246	76,261
Gross profit	122,310	129,129	450,664	522,824
Operating expenses:
Marketing	34,492	42,546	110,505	149,231
Selling, general and administrative	72,492	111,774	350,405	481,375
Goodwill impairment	—	—	—	35,424
Long-lived asset impairment	—	3,448	—	12,259
Restructuring and related charges	(2,327)	4,187	8,006	12,350
Total operating expenses	104,657	161,955	468,916	690,639
Income (loss) from operations	17,653	(32,826)	(18,252)	(167,815)
Other income (expense), net	16,086	25,606	(25,174)	(24,155)
Income (loss) before provision (benefit) for income taxes	33,739	(7,220)	(43,426)	(191,970)
Provision (benefit) for income taxes	5,250	47,015	9,508	42,410
Net income (loss)	28,489	(54,235)	(52,934)	(234,380)
Net (income) loss attributable to noncontrolling interests	(787)	(1,072)	(2,476)	(3,229)
Net income (loss) attributable to Groupon, Inc.	$27,702	$(55,307)	$(55,410)	$(237,609)

Net income (loss) per share:
Basic	$0.87	$(1.82)	$(1.77)	$(7.88)
Diluted	$0.76	$(1.82)	$(1.77)	$(7.88)

Weighted average number of shares outstanding
Basic	31,854,446	30,351,523	31,243,179	30,166,100
Diluted	37,291,182	30,351,523	31,243,179	30,166,100

Groupon, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating activities
Net income (loss)	$28,489	$(54,235)	$(52,934)	$(234,380)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	9,291	11,998	43,401	54,170
Amortization of acquired intangible assets	1,611	2,096	7,817	8,493
Impairment of goodwill	—	—	—	35,424
Impairment of long-lived assets	—	3,448	—	12,259
Restructuring-related impairment	—	—	—	2,949
Stock-based compensation	710	5,812	14,481	30,006
Changes in fair value of investments	—	—	25,751	—
Deferred income taxes	1,735	49,099	1,735	49,099
(Gain) loss on early lease termination	(416)	—	(729)	(4,471)
Foreign currency (gains) losses, net	(14,633)	(28,945)	(5,105)	10,934
Change in assets and liabilities:
Accounts receivable	(14,707)	(767)	(4,482)	(10,088)
Prepaid expenses and other current assets	7,007	13,898	21,364	9,812
Right-of-use assets - operating leases	1,762	(5,910)	9,747	16,986
Accounts payable	4,488	24,318	(44,594)	37,540
Accrued merchant and supplier payables	34,211	41,008	(18,286)	(39,428)
Accrued expenses and other current liabilities	6,865	(31,473)	(37,851)	(71,804)
Operating lease obligations	(5,138)	6,376	(27,149)	(30,295)
Payments for early lease terminations	—	—	(9,724)	—
Other, net	(6,775)	(20,860)	(1,427)	(13,193)
Net cash provided by (used in) operating activities	54,500	15,863	(77,985)	(135,987)
Investing activities
Purchases of property and equipment and capitalized software	(3,368)	(5,673)	(19,285)	(36,168)
Proceeds from sale or divestment of investment	18,924	—	18,924	—
Proceeds from sale of fixed assets	14	—	1,489	—
Acquisitions of intangible assets and other investing activities	(2)	(600)	(2,525)	(2,677)
Net cash provided by (used in) investing activities	15,568	(6,273)	(1,397)	(38,845)
Financing activities
Proceeds from borrowings under revolving credit agreement	—	—	—	40,000
Payments of borrowings under revolving credit agreement	(3,924)	(35,000)	(32,224)	(65,000)
Issuance costs for 2026 convertible notes and revolving credit agreement	—	(490)	(559)	(490)
Taxes paid related to net share settlements of stock-based compensation awards	(173)	(464)	(3,299)	(6,065)
Proceeds from stock option exercises and employee stock purchase plan	—	—	2,932	1,105
Payments of finance lease obligations	—	(34)	—	(687)
Other financing activities	(640)	(927)	(2,540)	(3,270)
Net cash provided by (used in) financing activities	(4,737)	(36,915)	(35,690)	(34,407)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	980	692	1,014	(8,548)
Net increase (decrease) in cash, cash equivalents and restricted cash	66,311	(26,633)	(114,058)	(217,787)
Cash, cash equivalents and restricted cash, beginning of period (1)	101,327	308,329	281,696	499,483
Cash, cash equivalents and restricted cash, end of period (1)	$167,638	$281,696	$167,638	$281,696

(1)The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Consolidated Balance Sheets as of December 31, 2023 and December 31, 2022 (in thousands):

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$141,563	$281,279
Restricted cash included in prepaid expenses and other current assets	26,075	417
Cash, cash equivalents and restricted cash	$167,638	$281,696

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; active customers in millions)
(unaudited)

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
North America Segment:						Q4 2023
Gross billings (1):						Y/Y Growth
Local	$256,627	$221,746	$231,950	$260,425	$257,192	0.2%
Travel	18,164	20,649	21,630	19,811	18,856	3.8
Goods	37,858	23,759	22,256	18,749	24,223	(36.0)
Total gross billings	$312,649	$266,154	$275,836	$298,985	$300,271	(4.0)%
Revenue:
Local	$94,216	$81,379	$85,475	$88,558	$91,550	(2.8)%
Travel	3,570	2,815	5,579	2,577	3,583	0.4
Goods	8,309	5,065	4,780	3,801	4,790	(42.4)
Total revenue	$106,095	$89,259	$95,834	$94,936	$99,923	(5.8)%
Gross profit:
Local	$81,951	$69,992	$74,463	$77,588	$80,720	(1.5)%
Travel	2,796	1,830	4,647	1,763	2,830	1.2
Goods	6,909	4,120	3,983	3,123	3,934	(43.1)
Total gross profit	$91,656	$75,942	$83,093	$82,474	$87,484	(4.6)%

Contribution profit (2)	$61,790	$60,639	$68,646	$63,484	$63,046	2.0%

International Segment:						Q4 2023
Gross billings:						Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$109,156	$93,800	$87,688	$93,645	$105,664	(3.2)	(4.6)	(7.8)%
Travel	14,249	14,215	9,934	9,294	9,510	(33.3)	(2.8)	(36.1)
Goods	32,143	22,256	20,000	16,923	20,883	(35.0)	(3.4)	(38.4)
Total gross billings	$155,548	$130,271	$117,622	$119,862	$136,057	(12.5)	(4.2)	(16.7)%
Revenue:
Local	$32,945	$25,265	$27,374	$26,900	$32,004	(2.9)	(4.7)	(7.6)%
Travel	2,363	2,841	2,172	1,584	1,857	(21.4)	(3.5)	(24.9)
Goods	6,756	4,246	3,729	3,054	3,932	(41.8)	(3.0)	(44.8)
Total revenue	$42,064	$32,352	$33,275	$31,538	$37,793	(10.2)	(4.3)	(14.5)%
Gross profit:
Local	$30,244	$22,642	$24,959	$24,367	$29,672	(1.9)	(4.8)	(6.7)%
Travel	2,032	2,469	1,916	1,346	1,644	(19.1)	(3.5)	(22.6)
Goods	5,197	3,658	2,997	2,491	3,510	(32.5)	(3.5)	(36.0)
Total gross profit	$37,473	$28,769	$29,872	$28,204	$34,826	(7.1)	(4.5)	(11.6)%

Contribution profit	$24,793	$19,224	$22,052	$18,296	$24,772	(0.1)%

Consolidated Results of Operations:
Gross billings:
Local	$365,783	$315,546	$319,638	$354,070	$362,856	(0.8)	(1.4)	(2.2)%
Travel	32,413	34,864	31,564	29,105	28,366	(12.5)	(1.3)	(13.8)
Goods	70,001	46,015	42,256	35,672	45,106	(35.6)	(1.5)	(37.1)
Total gross billings	$468,197	$396,425	$393,458	$418,847	$436,328	(6.8)	(1.4)	(8.2)%
Revenue:
Local	$127,161	$106,644	$112,849	$115,458	$123,554	(2.8)	(1.3)	(4.1)%
Travel	5,933	5,656	7,751	4,161	5,440	(8.3)	(1.4)	(9.7)
Goods	15,065	9,311	8,509	6,855	8,722	(42.1)	(1.4)	(43.5)
Total revenue	$148,159	$121,611	$129,109	$126,474	$137,716	(7.0)	(1.3)	(8.3)%
Gross profit:
Local	$112,195	$92,634	$99,422	$101,955	$110,392	(1.6)	(1.3)	(2.9)%
Travel	4,828	4,299	6,563	3,109	4,474	(7.3)	(1.5)	(8.8)
Goods	12,106	7,778	6,980	5,614	7,444	(38.5)	(1.5)	(40.0)
Total gross profit	$129,129	$104,711	$112,965	$110,678	$122,310	(5.3)	(1.3)	(6.6)%

Contribution profit	$86,583	$79,863	$90,698	$81,780	$87,818	1.4%
Net cash provided by (used in) operating activities	$15,863	$(76,320)	$(42,310)	$(13,855)	$54,500	NM
Free cash flow	$10,190	$(85,864)	$(44,563)	$(17,975)	$51,132	NM

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Active customers (4)
North America	11.3	10.9	10.6	10.4	10.3
International	7.5	7.3	6.9	6.6	6.2
Total active customers	18.8	18.2	17.5	17.0	16.5

North America units
Local	6,407	5,142	5,083	5,426	5,832
Goods	1,579	933	807	706	966
Travel	82	86	84	79	85
Total North America units	8,068	6,161	5,974	6,211	6,883

International units
Local	3,971	3,328	2,862	3,306	3,536
Goods	1,488	886	746	550	684
Travel	91	84	53	49	55
Total International units	5,550	4,298	3,661	3,905	4,275

Consolidated units
Local	10,378	8,470	7,945	8,732	9,368
Goods	3,067	1,819	1,553	1,256	1,650
Travel	173	170	137	128	140
Total consolidated units	13,618	10,459	9,635	10,116	11,158

Headcount
Sales (5)	783	746	706	659	655
Other	2,121	2,032	1,945	1,763	1,558
Total headcount	2,904	2,778	2,651	2,422	2,213
(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net Income (loss).

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Net income (loss)	$(54,235)	$(28,613)	$(12,004)	$(40,806)	$28,489
Adjustments:
Stock-based compensation	5,812	2,363	7,519	3,889	710
Depreciation and amortization	14,094	14,505	13,243	12,568	10,902
Long-lived asset impairment	3,448	—	—	—	—
Restructuring and related charges (1)	4,187	8,794	(689)	2,228	(2,327)
Other (income) expense, net (2)	(25,606)	(3,070)	4,805	39,525	(16,086)
Provision (benefit) for income taxes	47,015	1,118	2,323	817	5,250
Total adjustments	48,950	23,710	27,201	59,027	(1,551)
Adjusted EBITDA	$(5,285)	$(4,903)	$15,197	$18,221	$26,938
(1)Includes a settlement of $4.25 million related to Uptake for the three months ended December 31, 2023.
(2)Includes a $25.8 million remeasurement of our investment in SumUp during the three months ended September 30, 2023.

The following is a reconciliation of Non-GAAP net income (loss) attributable to common stockholders to Net income (loss) attributable to common stockholders and a reconciliation of Non-GAAP diluted net income (loss) per share to Diluted net income (loss) per share for the three months and years ended December 31, 2023 and 2022.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$27,702	$(55,307)	$(55,410)	$(237,609)
Less: Net income (loss) attributable to noncontrolling interest	(787)	(1,072)	(2,476)	(3,229)
Net income (loss)	28,489	(54,235)	(52,934)	(234,380)
Less: Provision (benefit) for income taxes	5,250	47,015	9,508	42,410
Income (loss) before provision (benefit) for income taxes	33,739	(7,220)	(43,426)	(191,970)
Stock-based compensation	710	5,812	14,481	30,006
Amortization of acquired intangible assets	1,611	2,096	7,817	8,493
Goodwill impairment	—	—	—	35,424
Long-lived asset impairment	—	3,448	—	12,259
Restructuring and related charges	(2,327)	4,187	8,006	12,350
Changes in fair value of investments	—	—	25,751	—
Intercompany foreign currency losses (gains), foreign currency translation adjustments reclassified into earnings and other	(17,863)	(33,637)	(7,216)	16,186
Non-cash interest expense on convertible senior notes	389	383	1,547	1,520
Non-GAAP income (loss) before provision (benefit) for income taxes	16,259	(24,931)	6,960	(75,732)
Less: Non-GAAP provision (benefit) for income taxes	4,753	(14,333)	20,617	(12,574)
Non-GAAP net income (loss)	11,506	(10,598)	(13,657)	(63,158)
Net (income) loss attributable to noncontrolling interest	(787)	(1,072)	(2,476)	(3,229)
Non-GAAP net income (loss) attributable to common stockholders	10,719	(11,670)	(16,133)	(66,387)
Plus: Cash interest expense from assumed conversion of convertible senior notes (1)	492	—	—	—
Non-GAAP net Income (loss) attributable to common stockholders plus assumed conversions	$11,211	$(11,670)	$(16,133)	$(66,387)

Weighted-average shares of Common Stock - diluted	37,291,182	30,351,523	31,243,179	30,166,100
Impact of dilutive securities	—	—	—	—
Weighted-average shares of Common Stock - non-GAAP	37,291,182	30,351,523	31,243,179	30,166,100

Diluted net income (loss) per share	$0.76	$(1.82)	$(1.77)	$(7.88)
Impact of non-GAAP adjustments and related tax effects	(0.46)	1.44	1.25	5.68
Non-GAAP diluted net income (loss) per share	$0.30	$(0.38)	$(0.52)	$(2.20)
(1)Adjustment to interest expense for assumed conversion of convertible senior notes excludes non-cash interest expense that has been added back above in calculating Non-GAAP net income (loss) attributable to common stockholders.
Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities.

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Net cash provided by (used in) operating activities	$15,863	$(76,320)	$(42,310)	$(13,855)	$54,500
Purchases of property and equipment and capitalized software	(5,673)	(9,544)	(2,253)	(4,120)	(3,368)
Free cash flow	$10,190	$(85,864)	$(44,563)	$(17,975)	$51,132

Net cash provided by (used in) investing activities	$(6,273)	$(9,013)	$(2,483)	$(5,469)	$15,568
Net cash provided by (used in) financing activities	$(36,915)	$(29,197)	$(2,939)	$1,183	$(4,737)